This Capital Security is a Global Certificate within the meaning of the Declaration of Trust hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration of Trust and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

     Unless this Capital Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to Republic New York Capital II or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Certificate Number                         Number of Capital Securities
    RNYCII - ____                                    __________

                           CUSIP NO. 76061P AA 8
                Certificate Evidencing Capital Securities
                                   of
                      Republic New York Capital II
                         7.53% Capital Securities
                 (Liquidation Amount $1,000 per Capital Security)

     Republic New York Capital II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of $_______________ Liquidation Amount 7.53% Capital Securities (__________ Capital Securities) of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Republic New York Capital II 7.53% Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Declaration of Trust (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Trust dated as of December 4, 1996, as the same may be amended from time to time (the "Declaration of Trust") including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Republic New York Corporation, a corporation, and Bankers Trust Company, as guarantee trustee, dated as of ______________, 1997, (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Declaration of Trust and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

    Upon receipt of this certificate, the Holder is bound by the Declaration of Trust and is entitled to the benefits thereunder.

    IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ___________ day of ___________, 199_____.

                                      Republic New York Capital II

                                   By
                                      ----------------------------------
                                      Name:


                                       COUNTERSIGNED AND REGISTERED:

                                       BANKERS TRUST COMPANY,
                                       as Transfer Agent and Registrar


                                   By:
                                       ----------------------------------
                                       Authorized Signatory

                                 Reverse
                                ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:


        (Insert assignee's social security or tax identification number)


                  (Insert address and zip code of assignee)


and irrevocably appoints


agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:  _________



Signature:  _______________________________________________________
           (Sign exactly as your name appears on the other side of this Capital Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.




The Capital Securities are issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000. Any transfer, sale or other disposition of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the Holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.